EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated February 7, 2007 on the financial statements of Cotton Holdings 1, Inc. and Subsidiaries appearing in this Current Report on Form 8-K/A.

MELTON & MELTON, L.L.P.
/s/ Melton & Melton, L.L.P.

Houston, Texas
April 30, 2007